UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2013

Sarepta Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Oregon	001-14895	93-0797222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street

Suite 007

Cambridge, MA 02142

(Address of principal executive offices, including zip code)

(857) 242-3700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Executive Employment Agreement with CEO

On April 19, 2013, Sarepta Therapeutics, Inc. (the “Company”) amended and restated its Executive Employment Agreement with Christopher Garabedian, the Company’s President and Chief Executive Officer (the “Employment Agreement”), effective as of January 1, 2013.

The Employment Agreement provides for a term ending on January 1, 2016. Under the terms of the Employment Agreement, Mr. Garabedian is entitled to a base annual salary of $580,000 and is eligible to receive an annual bonus of up to 50% of his annual base salary, or $290,000, upon achievement of performance objectives determined by the Board or its delegate. The maximum annual bonus Mr. Garabedian will be eligible to receive is up to 150% of his annual base salary, or $870,000.

In accordance with the Employment Agreement, Mr. Garabedian will be eligible to be granted additional equity awards in accordance with the Company’s policies as in effect from time to time. Mr. Garabedian will also be eligible to continue to participate in the Company’s employee benefit plans, policies and arrangements applicable to other executive officers generally.

In conjunction with completing the relocation of the corporate headquarters from the Seattle, WA area to Cambridge, MA in the first half of 2013, the Company has agreed to reimburse Mr. Garabedian for his reasonable expenses incurred in moving and relocating to the Cambridge, MA area up to a total of $55,000. The Company will make additional payments to Mr. Garabedian to make Mr. Garabedian whole for taxes incurred in connection with the reimbursement by the Company for his relocation to the Cambridge, MA area and, under the prior employment agreement, his relocation to the Seattle, WA metropolitan area.

The Employment Agreement also specifies that if Mr. Garabedian’s employment is terminated for reasons other than “cause” (as defined in the Employment Agreement) death or disability, then, subject to execution of a release of claims in the form provided by the Company, he will be entitled to continued payments of his base salary for 12 months from the date of termination, accelerated vesting on 50% of his unvested equity awards and an extension of the post-termination exercise period on his outstanding options to 180 days following the date of termination.

The Amended and Restated Employment Agreement also specifies that if, upon or within 12 months following a “change of control” (as defined in the Employment Agreement) Mr. Garabedian is terminated for reasons other than “cause,” death or disability or he resigns for “good reason” (as defined in the Employment Agreement), then, subject to execution of a release of claims in the form provided by the Company, he will be entitled to continued payments of his base salary for 24 months from the date of termination, payment of 100% of Mr. Garabedian’s annual target bonus, accelerated vesting on all of his unvested equity awards, an extension of the post-termination exercise period on his outstanding options to 180 days following the date of termination and, if Mr. Garabedian elects to receive continued healthcare coverage under COBRA, the Company will reimburse Mr. Garabedian for the premiums required under such coverage under certain conditions for up to 24 months.

If the severance and other benefits provided in the Employment Agreement or otherwise payable to Mr. Garabedian would be subject to excise tax under Section 280(G) of the Internal Revenue Code, then, Mr. Garabedian’s severance benefits will be either delivered in full or delivered as to such lesser extent which would result in no portion of the severance benefits being subject to such excise tax, whichever result is superior for Mr. Garabedian on an after-tax basis.

The foregoing description of the terms of the Employment Agreement does not purport to be a complete description and is qualified in its entirety by reference to the Employment Agreement that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2013.

Senior Vice President Change in Control and Severance Agreements with Certain Executives

On April 19, 2013, the Company separately entered into the Company’s standard Senior Vice President Change in Control and Severance Agreement (the “Change in Control Agreement”) with each of (i) Sandesh Mahatme, the Company’s Senior Vice President, Chief Financial Officer, (ii) David Tyronne Howton, the Company’s Senior Vice President, General Counsel and Corporate Secretary and (iii) Jayant Aphale, the Company’s Senior Vice President, Technical Operations.

The Change in Control Agreement provides that if the executive experiences certain terminations during the 12-month period following a change in control, and if the executive delivers to the Company a general release of claims that becomes effective and irrevocable within 60 days following such covered termination, then in addition to any accrued but unpaid salary, bonus, vacation and expense reimbursement payable in accordance with applicable law, the Company shall provide such executive with the following: (i) cash payment equal to 18 months of such executive’s base salary at the rate in effect immediately prior to such executive’s termination of employment payable in a cash lump sum, less applicable withholdings; (ii) cash payment equal to 100% of his annual target bonus assuming achievement of performance goals at 100% payable in a cash lump sum, less applicable withholdings; (iii) accelerated vesting on 100% of his outstanding and unvested equity awards; and (iv) if such executive elects to receive continued healthcare coverage pursuant to the provisions of COBRA, the Company shall directly pay, or reimburse such executive for, the premium for such executive and his covered dependents through the earlier of (a) the 18-month anniversary of the date of his termination of employment and (b) the date he and his covered dependents, if any, become eligible for healthcare coverage under another employer’s plan(s).

The foregoing description of the terms of the Change in Control Agreement does not purport to be a complete description and is qualified in its entirety by reference to the form of Senior Vice President Change in Control and Severance Agreement that is filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarepta Therapeutics, Inc.

By:	/s/ David Tyronne Howton
David Tyronne Howton
Corporate Secretary

Date: April 19, 2013